EXHIBIT 99

EMC Insurance Group Inc. Reports 2016
Second Quarter and Six Month Results

Second Quarter Ended June 30, 2016
Net Income Per Share - $0.29
Operating Income Per Share1 - $0.24
Net Realized Investment Gains Per Share - $0.05
Catastrophe and Storm Losses Per Share - $0.69
Large Losses Per Share - $0.31
GAAP Combined Ratio - 103.4 percent

Six Months Ended June 30, 2016
Net Income Per Share - $0.99
Operating Income Per Share1 - $0.98
Net Realized Investment Gains Per Share - $0.01
Catastrophe and Storm Losses Per Share - $0.89
Large Losses Per Share - $0.41
GAAP Combined Ratio - 98.1 percent

DES MOINES, Iowa (August 9, 2016) - EMC Insurance Group Inc. (NASDAQ:EMCI) (the “Company”), today reported net income of $6.1 million ($0.29 per share) for the second quarter ended June 30, 2016, compared to net income of $8.7 million ($0.42 per share) for the second quarter of 2015. For the six months ended June 30, 2016, the Company reported net income of $20.8 million ($0.99 per share), compared to $29.1 million ($1.42 per share) for the same period in 2015.

Operating income1, which excludes realized investment gains and losses from net income, totaled $5.1 million ($0.24 per share) for the second quarter of 2016, compared to $6.6 million ($0.32 per share) for the second quarter of 2015. For the six months ended June 30, 2016, the Company reported operating income of $20.4 million ($0.98 per share), compared to $26.4 million ($1.29 per share) for the same period in 2015.

The Company’s GAAP combined ratio was 103.4 percent in the second quarter of 2016, compared to 101.1 percent in the second quarter of 2015. For the first six months of 2016, the Company’s GAAP combined ratio was 98.1 percent, compared to 94.5 percent in 2015.

“Like many in the industry, second quarter results were impacted by higher than anticipated catastrophe and storm losses,” stated President and Chief Executive Officer Bruce G. Kelley. “Our property and casualty insurance segment experienced a few large hail storm losses, while our reinsurance segment had a sizable loss stemming from the Alberta wildfire. Due to these events, we are reducing our earnings guidance for the year.

“Implementation of our personal lines initiative remains on track as we continue to roll out our new personal lines products. Initial feedback from our independent agents has been positive as our new products are competitive in the marketplace. We continue to actively monitor personal lines performance as we transition these new products into the remaining states.

“We remain focused on developing solutions that set our agents apart while creating value for policyholders, which is the mission of EMC’s innovation lab. Our innovation lab is collaborating with independent agents and external vendors to implement new solutions, such as a telematics program for fleet drivers. When coupled with sound underwriting, these enhancements will help us retain our best business and generate profitable growth,” concluded Kelley.

Premiums earned increased 1.3 percent and 2.1 percent for the second quarter and first six months of 2016. In the property and casualty insurance segment, premiums earned increased 0.5 percent and 1.3 percent for the second quarter and first six months of 2016. The new aggregate catastrophe excess of loss intercompany reinsurance program between the Company’s three property and casualty insurance subsidiaries and Employers Mutual Casualty Company (Employers Mutual), the Company’s parent organization, reduced premiums earned by $3.2 million and $6.3 million for the second quarter and first six months of 2016. Excluding this cost, premiums earned would have increased 3.3 percent and 4.1 percent. The majority of these increases are attributed to growth in insured exposures, small rate level increases on commercial lines renewal business, and an increase in new business.

In the reinsurance segment, premiums earned increased 4.0 percent and 4.8 percent for the second quarter and first six months of 2016. These increases reflect reductions in the total cost of the revised excess of loss reinsurance program with Employers Mutual totaling $540,000 and $2.1 million for the second quarter and first six months of 2016. In 2016, the total cost of the reinsurance program includes the premiums paid to Employers Mutual, as well as the cost of Industry Loss Warranties (ILWs) that have been purchased from external parties to provide increased protection in peak exposure territories. During 2015, the premium paid to Employers Mutual (8 percent of total assumed reinsurance premiums written) included the cost of ILWs purchased by Employers Mutual for its benefit. Excluding the reduction in the cost of the reinsurance program, premiums earned increased approximately 2.4 percent and 1.5 percent.

Catastrophe and storm losses totaled $22.3 million ($0.69 per share after tax) in the second quarter of 2016, compared to $18.4 million ($0.58 per share after tax) in the second quarter of 2015. The property and casualty insurance segment recovered $1.6 million of catastrophe and storm losses from Employers Mutual during the second quarter under the new excess of loss reinsurance program. Second quarter 2016 catastrophe and storm losses accounted for 15.2 percentage points of the combined ratio, which was higher than expected, but well below the Company’s most recent 10-year average of 18.9 percentage points for this period. Catastrophe and storm losses accounted for 12.7 percentage points of the combined ratio in the second quarter of 2015. For the first six months of 2016, catastrophe and storm losses totaled $28.5 million ($0.89 per share after tax), compared to $23.0 million ($0.73 per share after tax) in 2015. On a segment basis, catastrophe and storm losses amounted to $16.6 million ($0.51 per share after tax) and $20.0 million ($0.63 per share after tax) in the property and casualty insurance segment, and $5.7 million ($0.18 per share after tax) and $8.5 million ($0.26 per share after tax) in the reinsurance segment, for the three and six months ended June 30, 2016, respectively.

The Company reported $8.1 million ($0.25 per share after tax) of favorable development on prior years’ reserves during the second quarter of 2016, compared to $3.1 million ($0.10 per share after tax) in the second quarter of 2015. For the first six months of 2016, favorable development totaled $15.9 million ($0.49 per share after tax), compared to $17.7 million ($0.56 per share after tax) in 2015. Development amounts can vary significantly from quarter to quarter and year to year depending on a number of factors, including the number of claims settled and the settlement terms, and should therefore not be considered a reliable factor in assessing the adequacy of the Company’s carried reserves. The most recent actuarial analysis of the Company’s carried reserves indicates that carried reserves remain within the top quartile of the range of reasonable reserves.

As previously disclosed, management of the Company approved the adoption of a new reserving methodology for the determination of direct bulk reserves. The new methodology, which is referred to as the accident year ultimate estimate approach, will better conform to industry practices and will provide increased transparency of the drivers of the Company’s performance. The transition to the new reserving methodology, which will be utilized in the preparation of the September 30, 2016 financial statements, is not expected to have a material impact on the Company’s third quarter financial results; however, there will be some movement of direct bulk reserves between loss reserves and settlement expense reserves, and likely some movement of direct bulk reserves between lines of business and accident years.

Large losses (which the Company defines as losses greater than $500,000 for the EMC Insurance Companies pool, excluding catastrophe and storm losses) increased to $10.0 million ($0.31 per share after tax) in the second quarter of 2016 from $6.9 million ($0.22 per share after tax) in the second quarter of 2015, due in part to two large commercial fire losses during the second quarter of 2016. For the first six months of 2016, large losses increased to $13.0 million ($0.41 per share after tax) from $11.1 million ($0.35 per share after tax) in 2015.

Net investment income increased 6.5 percent and 7.8 percent to $12.2 million and $24.4 million for the second quarter and first six months of 2016, from $11.4 million and $22.6 million for the same periods in 2015. These increases reflect an increase in dividend income, which includes the receipt of approximately $480,000 of special dividends during the first quarter, as well as an increase in interest income resulting from a higher average invested balance in fixed maturity securities.

Net realized investment gains totaled $1.6 million ($0.05 per share after tax) and $549,000 ($0.01 per share after tax) for the second quarter and first six months of 2016, compared to $3.3 million ($0.10 per share after tax) and $4.1 million ($0.13 per share after tax) for the same periods in 2015. Included in net realized investment gains reported for the second quarter and first six months of 2016 are $1.4 million and $3.3 million, respectively, of net realized investment losses attributed to declines in the carrying value of a limited partnership that helps to protect the Company from a sudden and significant decline in the value of its equity portfolio, compared to $2.0 million and $3.4 million, respectively, for the same periods in 2015.

At June 30, 2016, consolidated assets totaled $1.6 billion, including $1.5 billion in the investment portfolio, and stockholders’ equity totaled $563.7 million, an increase of 7.4 percent from December 31, 2015. Book value of the Company’s stock increased 6.1 percent to $26.81 per share from $25.26 per share at December 31, 2015. Book value excluding accumulated other comprehensive income increased 2.8 percent to $23.08 per share from $22.45 per share at December 31, 2015.

Based on results for the first six months of 2016 and projections for the remainder of the year, management is lowering its 2016 operating income1 guidance to a range of $1.55 to $1.75 per share from the previous range of $1.70 to $1.90 per share. The revised guidance is based on a projected GAAP combined ratio of 99.4 percent for the year and investment income growth in the low- to mid-single digits. The projected GAAP combined ratio has a load of 10.2 points for catastrophe and storm losses, up from the previous expectation of 9.1 points. Net realized investment gains/losses resulting from the sale of assets are not predictable due to changing market conditions and the discretionary nature of such events. As a result, management is unable to accurately project the Company’s annual net income and therefore utilizes operating income1 in the Company’s projected annual guidance.

The Company will hold an earnings teleconference call at noon Eastern time on Tuesday, August 9, 2016 to allow securities analysts, stockholders and other interested parties the opportunity to hear management discuss the Company’s results for the quarter and six months ended June 30, 2016, as well as its expectations for the rest of 2016. Dial-in information for the call has changed from the prior quarter. Dial-in information for the call is toll-free 1-866-652-5200 (International: 1-412-317-6060).

Members of the news media, investors and the general public are invited to access a live webcast of the conference call via the Company’s investor relations page at www.emcins.com/ir. The webcast will be archived and available for replay for approximately 90 days following the earnings call. A transcript of the teleconference will be available on the Company’s website shortly after the completion of the teleconference.

About EMCI:
EMC Insurance Group Inc. is a publicly held insurance holding company with operations in property and casualty insurance and reinsurance, which was formed in 1974 and became publicly held in 1982. The Company’s common stock trades on the Global Select Market tier of the NASDAQ Stock Market under the symbol EMCI. Additional information regarding EMC Insurance Group Inc. may be found at www.emcins.com/ir. EMCI’s parent company is Employers Mutual Casualty Company (EMCC). EMCI and EMCC, together with their subsidiary and affiliated companies, conduct operations under the trade name EMC Insurance Companies.

Cautionary Note Regarding Forward-Looking Statements:
The Private Securities Litigation Reform Act of 1995 provides issuers the opportunity to make cautionary statements regarding forward-looking statements. Accordingly, any forward-looking statement contained in this report is based on management’s current beliefs, assumptions and expectations of the Company’s future performance, taking into account all information currently available to management. These beliefs, assumptions and expectations can change as the result of many possible events or factors, not all of which are known to management. If a change occurs, the Company’s business, financial condition, liquidity, results of operations, plans and objectives may vary materially from those expressed in the forward-looking statements.

The risks and uncertainties that may affect the actual results of the Company include, but are not limited to, the following:

•catastrophic events and the occurrence of significant severe weather conditions;
•the adequacy of loss and settlement expense reserves;
•state and federal legislation and regulations;

•	changes in the property and casualty insurance industry, interest rates or the performance of financial markets and the general economy;
•rating agency actions;
•“other-than-temporary” investment impairment losses; and

•	other risks and uncertainties inherent to the Company’s business, including those discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K.

Management intends to identify forward-looking statements when using the words “believe,” “expect,” “anticipate,” “estimate,” “project,” or similar expressions. Undue reliance should not be placed on these forward-looking statements. The Company disclaims any obligation to update such statements or to announce publicly the results of any revisions that it may make to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures:
The Company prepares its public financial statements in conformity with accounting principles generally accepted in the Unites States of America (GAAP). Management uses certain non-GAAP financial measures for goal setting, determining employee and senior management awards and compensation, and evaluating performance.

1Operating income: Operating income is calculated by excluding net realized investment gains/losses (defined as realized investment gains and losses after applicable federal and state income taxes) from net income. While realized investment gains (or losses) are integral to the Company’s insurance operations over the long term, the decision to realize investment gains or losses in any particular period is subject to changing market conditions and management’s discretion, and is independent of the Company’s insurance operations. The Company’s calculation of operating income may differ from similar measures used by other companies, so investors should exercise caution when comparing the Company’s measure of operating income to the measure of other companies. Management’s projected operating income guidance is also considered a non-GAAP financial measure.

Management believes operating income is useful to investors because it illustrates the performance of the Company’s normal, ongoing operations, which is important in understanding and evaluating the Company’s financial condition and results of operations. While this measure is consistent with measures utilized by investors and analysts to evaluate performance, it is not intended as a substitute for the GAAP financial measure of net income. Therefore, the Company has provided the following reconciliations of the non-GAAP financial measure of operating income to the GAAP financial measure of net income.

RECONCILIATION OF OPERATING INCOME TO NET INCOME
($ in thousands)
	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
Operating income	$5,066	$6,620	$20,425	$26,441
Net realized investment gains (after tax)	1,062	2,128	357	2,637
Net income	$6,128	$8,748	$20,782	$29,078

RECONCILIATION OF OPERATING INCOME PER SHARE TO NET INCOME PER SHARE
	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
Operating income	$0.24	$0.32	$0.98	$1.29
Net realized investment gains (after tax)	0.05	0.10	0.01	0.13
Net income	$0.29	$0.42	$0.99	$1.42

Statutory data is prepared in accordance with statutory accounting principles as defined by the National Association of Insurance Commissioners’ (NAIC) Accounting Practices and Procedures Manual. Statutory data is publicly available, and various organizations use it to calculate aggregate industry data, study industry trends and compare insurance companies.

2Premiums written: Under statutory accounting principles, property/casualty premiums written is the cost of insurance coverage, and refers to premiums for all policies sold during a specified reporting period. Management analyzes trends in premiums written to assess business efforts. Premiums earned, used in both statutory and GAAP accounting, is the recognition of the portion of premiums written directly related to the expired portion of an insurance policy for a given reporting period. The unexpired portion of premiums written is unearned premiums, and represents the portion that would be returned to a policyholder upon cancellation.

RECONCILIATION OF PREMIUMS WRITTEN TO PREMIUMS EARNED
($ in thousands)
Quarter ended June 30, 2016	Property and Casualty Insurance	Reinsurance	Consolidated
Premiums written	$120,533	$30,406	$150,939
Change in unearned premiums	(8,762)	4,269	(4,493)
Premiums earned	$111,771	$34,675	$146,446

Quarter ended June 30, 2015	Property and Casualty Insurance	Reinsurance	Consolidated
Premiums written	$120,811	$31,340	$152,151
Change in unearned premiums	(9,557)	2,011	(7,546)
Premiums earned	$111,254	$33,351	$144,605

Six months ended June 30, 2016	Property and Casualty Insurance	Reinsurance	Consolidated
Premiums written	$231,800	$61,415	$293,215
Change in unearned premiums	(9,583)	5,551	(4,032)
Premiums earned	$222,217	$66,966	$289,183

Six months ended June 30, 2015	Property and Casualty Insurance	Reinsurance	Consolidated
Premiums written	$229,607	$65,468	$295,075
Change in unearned premiums	(10,148)	(1,591)	(11,739)
Premiums earned	$219,459	$63,877	$283,336

CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
($ in thousands, except share and per share amounts)
Quarter ended June 30, 2016	Property and Casualty Insurance	Reinsurance	Parent Company	Consolidated
Revenues:
Premiums earned	$111,771	$34,675	$—	$146,446
Investment income, net	8,568	3,608	3	12,179
Other income (loss)	162	(85)	—	77
	120,501	38,198	3	158,702
Losses and expenses:
Losses and settlement expenses	81,466	21,354	—	102,820
Dividends to policyholders	3,495	—	—	3,495
Amortization of deferred policy acquisition costs	19,501	8,066	—	27,567
Other underwriting expenses	16,681	876	—	17,557
Interest expense	85	—	—	85
Other expenses	211	—	514	725
	121,439	30,296	514	152,249
Operating income (loss) before income taxes	(938)	7,902	(511)	6,453
Realized investment gains	1,018	616	—	1,634
Income (loss) before income taxes	80	8,518	(511)	8,087
Income tax expense (benefit):
Current	(261)	2,905	(270)	2,374
Deferred	(327)	(178)	90	(415)
	(588)	2,727	(180)	1,959
Net income (loss)	$668	$5,791	$(331)	$6,128
Average shares outstanding				20,989,844
Per Share Data:
Net income (loss) per share - basic and diluted	$0.03	$0.27	$(0.01)	$0.29
Catastrophe and storm losses (after tax)	$0.51	$0.18	$—	$0.69
Large losses* (after tax)	$0.31	$—	$—	$0.31
Reported favorable development experienced on prior years' reserves (after tax)	$0.18	$0.07	$—	$0.25
Dividends per share				$0.190
Other Information of Interest:
Premiums written[2]	$120,533	$30,406	$—	$150,939
Catastrophe and storm losses	$16,576	$5,741	$—	$22,317
Large losses*	$10,000	$—	$—	$10,000
Reported favorable development experienced on prior years' reserves	$(5,989)	$(2,130)	$—	$(8,119)
GAAP Ratios:
Loss and settlement expense ratio	72.9%	61.6%	—	70.2%
Acquisition expense ratio	35.5%	25.8%	—	33.2%
Combined ratio	108.4%	87.4%	—	103.4%

*Large losses are defined as losses greater than $500 for the EMC Insurance Companies pool, excluding catastrophe and storm losses.

CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
($ in thousands, except share and per share amounts)
Quarter ended June 30, 2015	Property and Casualty Insurance	Reinsurance	Parent Company	Consolidated
Revenues:
Premiums earned	$111,254	$33,351	$—	$144,605
Investment income, net	8,150	3,294	(3)	11,441
Other income (loss)	190	(702)	—	(512)
	119,594	35,943	(3)	155,534
Losses and expenses:
Losses and settlement expenses	82,817	19,316	—	102,133
Dividends to policyholders	37	—	—	37
Amortization of deferred policy acquisition costs	18,888	8,355	—	27,243
Other underwriting expenses	16,024	761	—	16,785
Interest expense	85	—	—	85
Other expenses	166	—	484	650
	118,017	28,432	484	146,933
Operating income (loss) before income taxes	1,577	7,511	(487)	8,601
Realized investment gains	2,277	997	—	3,274
Income (loss) before income taxes	3,854	8,508	(487)	11,875
Income tax expense (benefit):
Current	185	3,293	(170)	3,308
Deferred	367	(548)	—	(181)
	552	2,745	(170)	3,127
Net income (loss)	$3,302	$5,763	$(317)	$8,748
Average shares outstanding				20,611,286
Per Share Data:
Net income (loss) per share - basic and diluted	$0.16	$0.28	$(0.02)	$0.42
Catastrophe and storm losses (after tax)	$0.53	$0.05	$—	$0.58
Large losses* (after tax)	$0.22	$—	$—	$0.22
Reported favorable development experienced on prior years' reserves (after tax)	$0.01	$0.09	$—	$0.10
Dividends per share				$0.167
Other Information of Interest:
Premiums written[2]	$120,811	$31,340	$—	$152,151
Catastrophe and storm losses	$16,970	$1,451	$—	$18,421
Large losses*	$6,891	$—	$—	$6,891
Reported favorable development experienced on prior years' reserves	$(190)	$(2,947)	$—	$(3,137)
GAAP Ratios:
Loss and settlement expense ratio	74.4%	57.9%	—	70.6%
Acquisition expense ratio	31.5%	27.3%	—	30.5%
Combined ratio	105.9%	85.2%	—	101.1%

*Large losses are defined as losses greater than $500 for the EMC Insurance Companies pool, excluding catastrophe and storm losses.

CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
($ in thousands, except share and per share amounts)
Six months ended June 30, 2016	Property and Casualty Insurance	Reinsurance	Parent Company	Consolidated
Revenues:
Premiums earned	$222,217	$66,966	$—	$289,183
Investment income, net	17,339	7,065	5	24,409
Other income (loss)	294	(228)	—	66
	239,850	73,803	5	313,658
Losses and expenses:
Losses and settlement expenses	143,564	44,365	—	187,929
Dividends to policyholders	7,348	—	—	7,348
Amortization of deferred policy acquisition costs	38,923	14,972	—	53,895
Other underwriting expenses	33,149	1,379	—	34,528
Interest expense	169	—	—	169
Other expenses	368	—	1,006	1,374
	223,521	60,716	1,006	285,243
Operating income (loss) before income taxes	16,329	13,087	(1,001)	28,415
Realized investment gains	172	377	—	549
Income (loss) before income taxes	16,501	13,464	(1,001)	28,964
Income tax expense (benefit):
Current	5,856	4,577	(441)	9,992
Deferred	(1,514)	(386)	90	(1,810)
	4,342	4,191	(351)	8,182
Net income (loss)	$12,159	$9,273	$(650)	$20,782
Average shares outstanding				20,916,022
Per Share Data:
Net income (loss) per share - basic and diluted	$0.58	$0.44	$(0.03)	$0.99
Catastrophe and storm losses (after tax)	$0.63	$0.26	$—	$0.89
Large losses* (after tax)	$0.41	$—	$—	$0.41
Reported favorable development experienced on prior years' reserves (after tax)	$0.30	$0.19	$—	$0.49
Dividends per share				$0.380
Book value per share				$26.81
Effective tax rate				28.2%
Annualized net income as a percent of beg. SH equity				7.9%
Other Information of Interest:
Premiums written[2]	$231,800	$61,415	$—	$293,215
Catastrophe and storm losses	$20,000	$8,481	$—	$28,481
Large losses*	$13,035	$—	$—	$13,035
Reported favorable development experienced on prior years' reserves	$(9,787)	$(6,084)	$—	$(15,871)
GAAP Ratios:
Loss and settlement expense ratio	64.6%	66.2%	—	65.0%
Acquisition expense ratio	35.7%	24.5%	—	33.1%
Combined ratio	100.3%	90.7%	—	98.1%

*Large losses are defined as losses greater than $500 for the EMC Insurance Companies pool, excluding catastrophe and storm losses.

CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
($ in thousands, except share and per share amounts)
Six months ended June 30, 2015	Property and Casualty Insurance	Reinsurance	Parent Company	Consolidated
Revenues:
Premiums earned	$219,459	$63,877	$—	$283,336
Investment income, net	16,176	6,478	(7)	22,647
Other income	372	731	—	1,103
	236,007	71,086	(7)	307,086
Losses and expenses:
Losses and settlement expenses	139,492	38,426	—	177,918
Dividends to policyholders	2,937	—	—	2,937
Amortization of deferred policy acquisition costs	37,267	15,417	—	52,684
Other underwriting expenses	32,197	2,109	—	34,306
Interest expense	169	—	—	169
Other expenses	372	—	945	1,317
	212,434	55,952	945	269,331
Operating income (loss) before income taxes	23,573	15,134	(952)	37,755
Realized investment gains	2,977	1,080	—	4,057
Income (loss) before income taxes	26,550	16,214	(952)	41,812
Income tax expense (benefit):
Current	7,770	5,076	(333)	12,513
Deferred	77	144	—	221
	7,847	5,220	(333)	12,734
Net income (loss)	$18,703	$10,994	$(619)	$29,078
Average shares outstanding				20,523,794
Per Share Data:
Net income (loss) per share - basic and diluted	$0.91	$0.54	$(0.03)	$1.42
Catastrophe and storm losses (after tax)	$0.60	$0.13	$—	$0.73
Large losses* (after tax)	$0.35	$—	$—	$0.35
Reported favorable development experienced on prior years' reserves (after tax)	$0.30	$0.26	$—	$0.56
Dividends per share				$0.333
Book value per share				$24.95
Effective tax rate				30.5%
Annualized net income as a percent of beg. SH equity				11.6%
Other Information of Interest:
Premiums written[2]	$229,607	$65,468	$—	$295,075
Catastrophe and storm losses	$18,731	$4,260	$—	$22,991
Large losses*	$11,149	$—	$—	$11,149
Reported favorable development experienced on prior years' reserves	$(9,455)	$(8,275)	$—	$(17,730)
GAAP Ratios:
Loss and settlement expense ratio	63.6%	60.2%	—	62.8%
Acquisition expense ratio	33.0%	27.4%	—	31.7%
Combined ratio	96.6%	87.6%	—	94.5%

*Large losses are defined as losses greater than $500 for the EMC Insurance Companies pool, excluding catastrophe and storm losses.

CONSOLIDATED BALANCE SHEETS
	June 30, 2016	December 31, 2015
($ in thousands, except share and per share amounts)	(Unaudited)
ASSETS
Investments:
Fixed maturity securities available-for-sale, at fair value (amortized cost $1,152,831 and $1,130,217)	$1,212,469	$1,161,025
Equity securities available-for-sale, at fair value (cost $150,296 and $144,176)	214,987	206,243
Other long-term investments	12,084	9,930
Short-term investments	67,885	38,599
Total investments	1,507,425	1,415,797

Cash	718	224
Reinsurance receivables due from affiliate	22,952	24,236
Prepaid reinsurance premiums due from affiliate	11,171	6,563
Deferred policy acquisition costs (affiliated $41,324 and $40,535)	41,551	40,720
Prepaid pension and postretirement benefits due from affiliate	11,491	12,133
Accrued investment income	10,570	10,789
Amounts receivable under reverse repurchase agreements	16,850	16,850
Accounts receivable	1,280	804
Income taxes recoverable	—	1,735
Goodwill	942	942
Other assets (affiliated $3,654 and $4,595)	4,323	5,162
Total assets	$1,629,273	$1,535,955

LIABILITIES
Losses and settlement expenses (affiliated $686,321 and $671,169)	$690,838	$678,774
Unearned premiums (affiliated $247,466 and $238,637)	248,448	239,435
Other policyholders' funds (all affiliated)	11,587	8,721
Surplus notes payable to affiliate	25,000	25,000
Amounts due affiliate to settle inter-company transaction balances	9,842	6,408
Pension benefits payable to affiliate	4,037	4,299
Income taxes payable	1,754	—
Deferred income taxes	27,964	19,029
Other liabilities (affiliated $21,312 and $28,598)	46,080	29,351
Total liabilities	1,065,550	1,011,017

STOCKHOLDERS' EQUITY
Common stock, $1 par value, authorized 30,000,000 shares; issued and outstanding, 21,030,265 shares in 2016 and 20,780,439 shares in 2015	21,030	20,781
Additional paid-in capital	114,414	108,747
Accumulated other comprehensive income	78,387	58,433
Retained earnings	349,892	336,977
Total stockholders' equity	563,723	524,938
Total liabilities and stockholders' equity	$1,629,273	$1,535,955

LOSS AND SETTLEMENT EXPENSE BY LINE OF BUSINESS

	Three months ended June 30,
	2016			2015
($ in thousands)	Premiums earned	Losses and settlement expenses	Loss and settlement expense ratio	Premiums earned	Losses and settlement expenses	Loss and settlement expense ratio
Property and casualty insurance
Commercial lines:
Automobile	$27,409	$24,684	90.1%	$26,222	$20,437	77.9%
Property	25,073	23,078	92.0%	25,926	22,029	85.0%
Workers' compensation	23,489	12,764	54.3%	23,006	15,982	69.5%
Liability	24,139	11,313	46.9%	23,087	13,006	56.3%
Other	2,073	9	0.5%	2,046	349	17.1%
Total commercial lines	102,183	71,848	70.3%	100,287	71,803	71.6%

Personal lines	9,588	9,618	100.3%	10,967	11,014	100.4%
Total property and casualty insurance	$111,771	$81,466	72.9%	$111,254	$82,817	74.4%

Reinsurance
Pro rata reinsurance	$15,468	$6,256	40.4%	$14,812	$4,073	27.5%
Excess of loss reinsurance	19,207	15,098	78.6%	18,539	15,243	82.2%
Total reinsurance	$34,675	$21,354	61.6%	$33,351	$19,316	57.9%

Consolidated	$146,446	$102,820	70.2%	$144,605	$102,133	70.6%

	Six months ended June 30,
	2016			2015
($ in thousands)	Premiums earned	Losses and settlement expenses	Loss and settlement expense ratio	Premiums earned	Losses and settlement expenses	Loss and settlement expense ratio
Property and casualty insurance
Commercial lines:
Automobile	$54,336	$43,489	80.0%	$51,618	$37,288	72.2%
Property	49,821	35,460	71.2%	50,992	34,362	67.4%
Workers' compensation	46,736	26,170	56.0%	45,373	27,493	60.6%
Liability	47,809	23,866	49.9%	45,503	23,942	52.6%
Other	4,144	(57)	(1.4)%	4,012	446	11.1%
Total commercial lines	202,846	128,928	63.6%	197,498	123,531	62.5%

Personal lines	19,371	14,636	75.6%	21,961	15,961	72.7%
Total property and casualty insurance	$222,217	$143,564	64.6%	$219,459	$139,492	63.6%

Reinsurance
Pro rata reinsurance	$29,109	$16,132	55.4%	$27,117	$13,801	50.9%
Excess of loss reinsurance	37,857	28,233	74.6%	36,760	24,625	67.0%
Total reinsurance	$66,966	$44,365	66.2%	$63,877	$38,426	60.2%

Consolidated	$289,183	$187,929	65.0%	$283,336	$177,918	62.8%

PREMIUMS WRITTEN[2]
	Three months ended June 30, 2016		Three months ended June 30, 2015
($ in thousands)	Premiums written	Percent of premiums written	Premiums written	Percent of premiums written	Change in premiums written
Property and casualty insurance
Commercial lines:
Automobile	$31,584	20.9%	$30,690	20.2%	2.9%
Property	27,046	17.9%	28,407	18.7%	(4.8)%
Workers' compensation	22,863	15.2%	22,289	14.6%	2.6%
Liability	26,453	17.5%	25,419	16.7%	4.1%
Other	2,328	1.5%	2,238	1.5%	4%
Total commercial lines	110,274	73.0%	109,043	71.7%	1.1%

Personal lines	10,259	6.8%	11,768	7.7%	(12.8)%
Total property and casualty insurance	$120,533	79.8%	$120,811	79.4%	(0.2)%

Reinsurance
Pro rata reinsurance	$14,779	9.8%	$13,337	8.8%	10.8%
Excess of loss reinsurance	15,627	10.4%	18,003	11.8%	(13.2)%
Total reinsurance	$30,406	20.2%	$31,340	20.6%	(3.0)%

Consolidated	$150,939	100.0%	$152,151	100.0%	(0.8)%

	Six months ended June 30, 2016		Six months ended June 30, 2015
($ in thousands)	Premiums written	Percent of premiums written	Premiums written	Percent of premiums written	Change in premiums written
Property and casualty insurance
Commercial lines:
Automobile	$60,325	20.6%	$58,043	19.7%	3.9%
Property	51,472	17.6%	52,962	17.9%	(2.8)%
Workers' compensation	45,273	15.4%	43,527	14.8%	4.0%
Liability	51,396	17.5%	49,209	16.7%	4.4%
Other	4,534	1.6%	4,200	1.4%	8.0%
Total commercial lines	213,000	72.7%	207,941	70.5%	2.4%

Personal lines	18,800	6.4%	21,666	7.3%	(13.2)%
Total property and casualty insurance	$231,800	79.1%	$229,607	77.8%	1.0%

Reinsurance
Pro rata reinsurance	$26,963	9.1%	$28,129	9.5%	(4.1)%
Excess of loss reinsurance	34,452	11.8%	37,339	12.7%	(7.7)%
Total reinsurance	$61,415	20.9%	$65,468	22.2%	(6.2)%

Consolidated	$293,215	100.0%	$295,075	100.0%	(0.6)%